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MONDAY, OCTOBER 27, 2003, 9:00 AM EASTERN TIME

PRESS RELEASE

SOURCE:  Isolagen, Inc.

ISOLAGEN RESTATES FINANCIAL STATEMENTS TO REFLECT IMPUTED CHARGE FOR SERVICES PROVIDED BY CERTAIN OFFICERS WITHOUT COMPENSATION AND TO REFLECT ON THE CONSOLIDATED STATEMENTS OF OPERATIONS (BELOW THE NET LOSS LINE ITEM) A PROVISION FOR PREFERRED DIVIDENDS AND DEEMED PREFERRED DIVIDENDS RESULTING FROM A BENEFICIAL CONVERSION FEATURE IN PREVIOUSLY OUTSTANDING PREFERRED STOCK; NO IMPACT ON REPORTED REVENUES OR BALANCE SHEET ITEMS

HOUSTON, T.X. - (PRNewswire) - October 27, 2003 - Isolagen, Inc. (AMEX: ILE), a biopharmaceutical company specializing in the development and commercialization of autologous cellular therapy for hard and soft tissue regeneration, today announced that it has determined to restate its financial statements to reflect
(i) the beneficial conversion feature of its previously outstanding preferred stock (all preferred stock was converted into common stock during the quarter ended September 30, 2003); (ii) to impute a charge in 2003, 2002 and 2001 to reflect additional compensation expense with respect to the value of services provided by certain officers of the Company, during periods in which they did not receive salaries; and (iii) to adjust the weighted average number of shares outstanding prior to the August 2001 combination of the Company with American Financial Holdings, Inc. in August 2001 in order to give affect to the combination as of the earliest period reflected in the financial statements.

"None of the items restated relate to the revenues or the actual operating results of the Company. During a twenty-two month period, in order to conserve the Company's cash resources, the Company's senior management worked without cash compensation. The Company has been informed that it should have charged its reported operating results during that period for the value of the services that those individuals provided, and we have restated our results accordingly. The second item underlying the restatement relates to a deemed dividend resulting from the conversion price of the Series A Convertible Preferred Stock issued in 2002 and in the Series B Convertible Preferred Stock issued in 2003 (each charged in the period in which such securities were sold), and to the dividends declared with respect to those shares. As a result of the conversions of all of our outstanding preferred stock in the quarter ended September 30, 2003, there will be no more provisions for preferred dividends after the September 2003 quarter" said Jeffrey Tomz, CFO and Secretary. "The Company's ongoing FDA trials are proceeding on schedule, and we expect to report the results of those trials during the previously projected time frames" added Michael Macaluso, President and CEO.

The restatement did not affect previously reported revenues during any period. Net loss increased from $4,430,376 to $4,630,376 during the six months ended June 30, 2003, from $1,827,461 to $2,027,461 during the six months ended June 30, 2002, from $5,033,055 to $5,433,055 during the year ended December 31, 2002, and from $1,496,448 to $1,652,004

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during the year ended December 31, 2001. The Company's shareholders equity, liabilities and assets were unaffected by the restatements.

The Company's determinations arose in the context of processing comments received from the Staff of the Securities and Exchange Commission ("SEC"), in the ordinary course. Once the Company determines that the SEC Staff comments have been fully satisfied, it will amend the affected periodic public reports.

The principal reasons and effects of the adjustments referenced earlier in this press release are summarized below:

         o Beneficial Conversion Feature: During 2002 and 2003, the Company completed private placements of Series A and Series B Convertible Preferred Stock, respectively. Imbedded within the instruments was a beneficial conversion feature, a provision for which was not recorded. Accordingly, the Company revised its financial statements as of December 31, 2002 and for the year then ended to record a deemed dividend to the holders of the preferred stock totaling $10,178,944 and the Company revised its financial statements as of June 30, 2003 and for the six month periods ended June 30, 2003 and 2002 to record deemed dividends to the holders of the preferred stock totaling $1,244,880 and $9,594,052 for the six periods ended June 30, 2003 and 2002, respectively. The Company's financial statements reflect an increase in the retained deficit and a corresponding increase in paid-in capital for this amount. The deemed dividend associated with the beneficial conversion is calculated as the difference between the fair value of the underlying common stock less the proceeds that have been received for the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock limited to the value of the proceeds received. Also, the Company has included preferred dividends accrued in 2002 totaling $502,661 in the computation of net loss attributable to common shareholders and the Company has included preferred dividends accrued for the six months ended June 30, 2003 and 2002 of $411,189 and $94,906, respectively, in the computation of net loss attributable to common shareholders. This modification had no affect on the reported Net Loss during any period, nor did it affect Stockholders Equity on any date.

         o Contributed Services: During 2003, 2002 and 2001, certain officers and directors of the Company were not compensated for a portion of their services provided to Company. The financial statements are being modified to reflect an imputed charge for the value of contributed services. Accordingly, the Company has recorded contribution services from officers totaling $400,000 and $155,556 for the years ended December 31, 2002 and 2001, respectively and the Company has recorded contribution services from officers totaling $200,000 for each of the six month periods ended June 30, 2003 and 2002, respectively. We estimated the value of the contributed services based upon our estimate of their fair market value. This contribution of services was recorded as an increase in compensation expense and an increase in additional paid in capital. This modification had the affect of increasing Net loss during the relevant periods, but Stockholders Equity remained unchanged.

         o Weighted Average Shares Utilized in the Calculation Percentage Loss Per Share: Similar to a reverse merger, the weighted average shares outstanding utilized in the computation of earnings per share are being adjusted to give effect as if the August 2001 combination of Isolagen with American Financial Holdings, Inc. had occurred as of the beginning of the earliest year presented, similar to a stock split. For all years presented prior to the combination, the weighted average shares outstanding were not adjusted to reflect the recapitalization as of the earliest period presented. Accordingly, the Company has retroactively restated its financial statements to the earliest period presented for the purposes of computing weighted average shares outstanding and loss per share data.

Net loss attributable to common shareholders increased from $4,430,376 to $6,286,445 during the six months ended June 30, 2003, from $1,827,461 to $11,716,419 during the six months ended June 30, 2002, from $5,033,055 to $16,114,660 during the year ended December 31, 2002, and from $1,496,448 to $1,652,004 during the year ended December 31, 2001. The Company's shareholders equity, liabilities and assets were unaffected by the restatements.

Set forth are the periods six months ended June 30, 2003 and 2002 and for the years ended December 31, 2002 and 2001 as restated and previously reported data:

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

                                                   Six Months Ended June 30,
                                                   -------------------------
                                    2003            2003            2002           2002
                                -----------     -----------     -----------     -----------
                                                (previously                     (previously
                                (as restated)   reported data)  (as restated)   reported data)

Total revenues                  $    79,796     $    79,796    $     42,518     $    42,518
Gross profit                         30,935          30,935          42,518          42,518
Total SG&A                        4,727,594       4,527,594       2,121,463       1,921,463
                                -----------     -----------    ------------     -----------
Operating loss                   (4,696,659)     (4,496,659)     (2,078,945)     (1,878,945)
Net loss                         (4,630,376)     (4,430,376)     (2,027,461)     (1,827,461)
Deemed dividend associated
  with beneficial conversion
  of preferred stock             (1,244,880)              -      (9,594,052)              -
Preferred stock dividends          (411,189)              -         (94,906)              -
                                -----------     -----------    ------------     -----------
Net loss attributable to
  common shareholders           $(6,286,445)    $(4,430,376)   $(11,716,419)    $(1,827,461)

Per share information
Net loss - basic - diluted      $     (0.30)    $     (0.29)   $      (0.13)    $     (0.12)
Deemed dividend associated
  with beneficial conversion
  of perferred stock                  (0.08)              -           (0.63)              -
Preferred stock dividends             (0.03)              -           (0.01)              -
                                -----------     -----------    ------------     -----------
Net loss attributable to
  common shareholders           $     (0.41)    $     (0.29)   $      (0.77)    $     (0.12)

Shares outstanding               15,348,709      15,348,709      15,189,563      15,189,563

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

                                              For the Year Ended December 31,
                                              -------------------------------
                                    2003            2003            2002           2002
                                -----------     -----------     -----------     -----------
                                                (previously                     (previously
                                (as restated)   reported data)  (as restated)   reported data)

Total revenues                 $     90,991     $    90,991    $    105,482     $   105,482
Gross profit                         55,858          55,858          87,591          87,591
Total SG&A                        5,730,026         533,026       1,649,375       1,493,819
                               ------------     -----------    ------------     -----------
Operating loss                   (5,674,168)       (477,168)     (1,561,784)     (1,406,228)
Net loss                         (5,433,055)     (5,033,055)     (1,652,004)     (1,496,448)
Deemed dividend associated
  with beneficial conversion
  of preferred stock            (10,178,944)              -               -               -
Preferred stock dividends          (502,661)              -               -               -
                               ------------     -----------    ------------     -----------
Net loss attributable to
  common shareholders          $(16,114,660)    $(5,033,055)   $ (1,652,004)    $(1,496,448)

Per share information
Net loss - basic - diluted     $      (0.36)    $     (0.33)   $      (0.14)    $     (0.20)
Deemed dividend associated
  with beneficial conversion
  of perferred stock                  (0.67)              -               -               -
Preferred stock dividends             (0.03)              -               -               -
                               ------------     -----------    ------------     -----------
Net loss attributable to
  common shareholders          $      (1.06)    $     (0.33)   $      (0.14)    $     (0.20)

Shares outstanding               15,205,554      15,205,554      12,206,106       7,618,947

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ABOUT ISOLAGEN, INC.

Isolagen, Inc. (AMEX: ILE) is the parent company of Isolagen Technologies, Inc., which was founded in 1995. Isolagen has focused its efforts in the development of autologous cellular technology that has specific applications in cosmetic dermatology and is exploring applications for periodontal disease, reconstructive dentistry and other health-related markets.

Autologous cellular therapy is a process whereby a patient's own cells are extracted, reproduced and then reintroduced to the patient for specific cosmetic and medical applications. Unlike other applications for the treatment of dermal defects, Isolagen utilizes only the patient's unique, living cells to produce the patient's own collagen. There is no foreign substance utilized in this treatment protocol. Isolagen's goal is to become the industry leader in the research, development and commercialization of autologous cellular therapy.

This press release contains forward-looking statements and general statements relating to the development of autologous cellular therapy that has specific applications in cosmetic dermatology and also relating to the exploration of applications for periodontal disease, reconstructive dentistry and other health-related markets. The discovery and development of applications for autologous cellular therapy are subject to substantial risks and uncertainties. There can be no assurance that Isolagen's clinical trials relating to autologous cellular therapy

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applications for the treatment of dermal defects or gingival recession can be conducted within the timeframe that Isolagen expects, that such trials will yield positive results, or that additional applications for the commercialization of autologous cellular therapy can be identified and advanced into human clinical trials. These and other factors, including, but not limited to those described in Isolagen's most recent annual report on Form 10-KSB filed with the Securities and Exchange Commission, could cause future results to differ materially from the expectations expressed in this press release. The forward-looking statements contained in this press release may become outdated over time. Isolagen does not assume any responsibility for updating any forward-looking statements.

Isolagen's corporate headquarters are located in Houston, TX. For further information, please see www.isolagen.com.

Contact:
Isolagen, Inc.
Michael Macaluso, CEO 713-780-4754
Jeffrey W. Tomz, CFO 713-780-4754